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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                          LIBERTY/FOX U.S. SPORTS LLC


     The undersigned, a natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Delaware Limited Liability Company Act, adopts the following Certificate of Formation for such limited liability company.

     1.  NAME: The name of the limited liability company is Liberty/Fox U.S.
         ----
Sports LLC ("Company").

     2.  REGISTERED OFFICE AND AGENT. The name and business of the Company's
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initial registered agent for service of process are The Prentice-Hall
Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805-1297.



                                        /s/ Michael J. Angus, Jr.
                                        ---------------------------------
                                        Michael J. Angus, Jr., Organizer

April 10, 1996